Exhibit 99.1

AMENDED AND RESTATED CHINA TEL GROUP, INC. AGREEMENT

THIS AMENDED AND RESTATED CHINA TEL GROUP, INC. AGREEMENT (“Agreement”) is entered into and effective as of February 25, 2009 ( “Effective Date”), by and among Olotoa Investments, LLC, a California limited liability company (“Purchaser”), and China Tel Group, Inc., a Nevada corporation (“Company”).  Purchaser and Company are sometimes referred to collectively herein as the “Parties” and each individually as a “Party”.

RECITALS

A. The Company, through Trussnet USA, a Nevada corporation and a wholly owned subsidiary of the Company (“Trussnet”), is in the business of designing, developing, operating and maintaining wireless communications facilities in the United States of America, South America, Europe, Russia and the People’s Republic of China;

B. Pursuant to the terms of that certain Asset Purchase Agreement dated March 9, 2009, among: (i) Gulfstream Capital Partners Ltd., a Seychelles corporation and a one hundred percent (100%) owned subsidiary of Trussnet (“Gulfstream Capital”), and Trussnet Capital Partners (HK) Ltd., a Hong Kong corporation (“Trussnet HK”), Trussnet, through its wholly owned subsidiary Gulfstream Capital, acquired two billion four hundred and fifty million (2,450,000,000) ordinary shares of Chinacomm Limited, a Cayman Islands corporation (“Chinacomm”) owned by Trussnet HK, constituting the legal and beneficial ownership of forty nine percent (49%) of the equity of Chinacomm on a fully-diluted basis;

C. Gulfstream Capital has purchased a ninety five percent (95%) interest in Perusat S.A., a local wireless and exchange carrier in Peru;

D. Attached to this Agreement as Exhibit A is an organizational chart reflecting the ownership and contractual relationship the Company has with its subsidiaries and affiliated companies, which is incorporated into this Agreement by reference;

E. The Purchaser desires to acquire forty nine percent (49%) of the shares of the Class A common stock of the Company for Three Hundred Fourteen Million Dollars ($314,000,000.00) (“Stock Purchase”).  The Purchaser also desires to obtain a right of first refusal relating to any additional financing of the Company;

F. The Purchaser and the Company entered into that certain China Tel Group, Inc. Agreement entered into and  effective as of February 25, 2009 relating to the Stock Purchase (“Prior Agreement”);

G. The Purchaser and the Company desire to amend and restate in its entirety the Prior Agreement and enter into this Agreement in order to, among other things, amend and restate the terms of the Stock Purchase by the Purchaser from the Company, all upon the terms and conditions set forth in this Agreement; and

H. The Board of Directors of the Company and the Purchaser have each deemed it advisable and in the best interests of the Company and  the Purchaser, respectively, to consummate the Stock Purchase, in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
SELECTED DEFINED TERMS

1.1. Definitions.  In addition to the terms defined in the Recitals and other terms defined in this Agreement, the following capitalized terms shall have the respective meanings specified in this Article I.  Other terms defined elsewhere in this Agreement shall have meanings so given to them.

1.1.1. Class A Common Shares.  The term “Shares” shall mean the five hundred million (500,000,000) shares of Series A Common Stock authorized for issuance by the Company pursuant to its Articles of Incorporation, as amended.

1.1.2. Fully Diluted Basis.  The term “Fully Diluted Basis” shall mean, with respect to the Purchaser, as of January 11, 2010, the sum of: (a) the aggregate number of the issued and outstanding Shares and (b) such additional Shares that would be issued and outstanding on a fully-diluted basis, assuming: (i) the conversion into Shares of all issued and outstanding convertible securities of the Company and (ii) the exercise of all options, warrants or other rights entitling any holder to purchase Shares.

ARTICLE II
THE PURCHASED SECURITIES

2.1.   The Purchased Securities; Purchase Price.

2.1.1.   The Purchase Price.  Purchaser shall pay to the Company by wire transfer of immediately available funds to an account designated by the Company the sum of Three Hundred Fourteen Million Dollars ($314,000,000.00) (“Stock Purchase Price”).  The Stock Purchase Price shall be payable commencing March 9, 2009 through September 9, 2010 in such amounts and at such times as designated by the Board of Directors of  the Company.    After receipt of each payment toward the Stock Purchase Price, the Company shall deliver to the Purchaser certificates evidencing legal and beneficial ownership of the pro rated portion of the Purchased Securities (as defined below) so that the amount set forth in Section 2.1.2. below has been delivered after receipt of the entire Stock Purchase Price.  Until such time as the total number of Purchased Securities can be determined, the Company shall deliver to the Purchaser certificates evidencing a pro rated portion of the Purchased Securities based on the number of issued and outstanding Shares, as of the date each payment of the Stock Purchase Price is delivered to the Company.  Upon the determination of the total number of Purchased Securities, the Company shall deliver to the Purchaser (or cancel as the case maybe) the number of additional Shares equal to the Purchased Securities.

2.1.2.   Purchased Securities.  Upon full payment of the Stock Purchase Price, the Purchaser shall have received Shares, constituting forty nine percent (49%) of the Shares on a Fully Diluted Basis (“Purchased Securities”).

2.2.   Board of Directors.  Upon execution of this Agreement, the Purchaser and the Company agree that the Purchaser shall have the right to select one member of the Board of Directors of the Company.

2.3.   Closing.  Subject to the terms and conditions of this Agreement, the closing of the Stock Purchase shall take place at the law office of Horwitz, Cron & Jasper, PLC, Four Venture Plaza, Suite 390 Irvine, California 92618 on the date or dates of the delivery of the Stock Purchase Price or any portion thereof to the Company (“each a “Closing”).

ARTICLE III
RIGHT OF FIRST REFUSAL

3.1. Right of First Refusal

3.1.1.   Notice of Proposed Financing.  If the Company receives a proposal from a third party to raise capital to finance the Company’s activities (“Proposed Financing”), the Company shall promptly give written notice (“Notice”) to the Purchaser at least ten (10) business days prior to the completion of the Proposed Financing.  The Notice shall describe in reasonable detail the Proposed Financing including, without limitation, the amount of money to be raised pursuant to the Proposed Financing, the name and address of the person or entity providing the Proposed Financing and the consideration to be paid for the Proposed Financing.

3.1.2.   Period of Time to Exercise Right of First Refusal. The Purchaser shall have the right, exercisable upon written notice to the Company within ten (10) business days after receipt of the Notice, to provide written notice to the Company that the Purchaser will provide the Proposed Financing on the same terms and conditions set forth in the Proposed Financing.

3.1.3.   Notice of Election Not to Exercise Right of First Refusal. If the Purchaser decides not to exercise its right of first refusal pursuant to paragraph 3.1.2. of this Agreement, the Purchaser shall promptly give written notice of such decision to the Company, but in no event later than the ten (10) business day period the Purchaser has to exercise its right of first refusal for the Proposed Financing.  In the event that the Company does not receive such written notice from the Purchaser within the ten (10) business day period, there shall be a conclusive presumption that the Purchaser has elected not to exercise its right of first refusal, and the Company may complete the Proposed Financing on the same terms set forth in the Notice.  In the event that the Purchaser declines to exercise its right of first refusal after receipt of the Notice or fails to do so within the required period of time, the Purchaser’s right of first refusal shall nevertheless apply to any subsequent proposed financing transaction.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows, upon execution of this Agreement and at Closing:

4.1.    Organization and Authorization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions.  The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  The Purchaser has the requisite corporate power and authority and all requisite licenses, permits and franchises necessary to own and operate its properties and to carry on its business as now being conducted.

4.2.    Investment Intent and Due Diligence.  The Purchaser is not acquiring the Purchased Securities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (“Securities Act”).  Purchaser is an accredited investor within the meaning of the Securities Act, and its management is sophisticated and experienced in transactions such as the Stock Purchase set forth in this Agreement.  The Purchaser has had an opportunity to review any documentation of and from the Company, including, without limitation, its books, records, properties and such other information as the Purchaser has requested for the purpose of conducting any review or investigation related to the transactions contemplated by this Agreement.  The Purchaser has completed its due diligence investigation, and the Purchaser has no reason to believe that any of the representations and warranties of the Company, if any, are misleading or inaccurate in any material respect.

4.3.    Restricted Securities.  The Purchaser hereby acknowledges that the Purchased Securities shall constitute restricted securities within the standard meaning of the Securities Act.  The Purchaser is an accredited investor within the meaning of the Securities Act.

ARTICLE V
ADDITIONAL MISCELLANEOUS PROVISIONS

5.1.   Termination.  This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing, by mutual consent of the Purchaser and the Company.

5.2.   Executed Counterparts.  This Agreement may be executed in any number of original, fax, electronic or copied counterparts.  All counterparts shall be considered together as one agreement.

5.3.   Successors and Assigns.  Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties to this Agreement.

5.4.   Governing Law and Dispute Resolution.  This Agreement shall be governed by the laws of the State of California , without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of  California.  In the event of a dispute related to or arising from the terms of this Agreement, such dispute shall be submitted to binding arbitration before a single arbitrator with the Judicial Arbitration and Mediation Services, Inc. located in Orange County, California, for resolution pursuant to the California Code of Civil Procedure and the California Evidence Code.  The determination of the arbitrator shall be final and binding on the Parties, and may be enforced by the Superior Court of the State of California for the County of Orange.

5.5.   Expenses.  Each of the Parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated by this Agreement, other than as a result of the breach of this Agreement by any Party to this Agreement.

5.6.   Entire Agreement.  This Agreement contains the entire agreement and understanding of the Parties to this Agreement with respect to the subject matter contained in this Agreement.  The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes any and all prior written or oral agreements, understandings and negotiations between the Parties with respect to the subject matter contained in this Agreement.  This Agreement may be amended or modified only by a writing signed by all Parties.

5.7.   Waiver.  No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.  No course of dealing between the Parties, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of either Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.8.   Assignability.  This Agreement is not assignable by either Party, without the expressed written consent of all Parties.

5.9.   No Third Party Beneficiaries.  This Agreement has been entered into solely by and between the Parties, solely for their benefit.  There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim or cause of action created or established under this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as, of and on the Effective Date.

PURCHASER:	COMPANY:

OLOTOA INVESTMENTS, LLC., a California limited liability company	CHINA TEL GROUP, INC., a Nevada corporation

By: ___________________________ Signature Print Name	By: ______________________________ Signature Print Name
Its: Print Title	Its: Print Title
Dated	Dated